SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 24, 1998


                         UNITED TECHNOLOGIES CORPORATION
             (exact name of registrant as specified in its charter)



             Delaware                                      06-0570975
 (State or other jurisdiction of                        (I.R.S. Employer
  incorporation or organization)                       Identification No.)


                United Technologies Building, One Financial Plaza
                           Hartford, Connecticut 06101
          (Address of principal executive offices, including Zip Code)

               Registrant's telephone number, including area code
                                 (860) 728-7000

                                       N/A

          (Former name or former address, if changed since last report)



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Item 5.  Other Events

         Attached and incorporated herein by reference are the following documents with respect to the issuance and sale from time to time by United Technologies Corporation (the "Company") of up to $471,050,000 aggregate principal amount of its Medium-Term Notes, Series B, Due from Nine Months to Thirty Years from Date of Issue (the "Medium-Term Notes"): (i) Exhibit 4, the Company's specimen Fixed Rate, Floating Rate, Single Indexed Fixed Rate, and Single Indexed Floating Rate notes (the "Notes"), and (ii) Exhibit 8, the Opinion of Shearman & Sterling as to certain federal income tax matters with respect to the Medium-Term Notes.


Item 7(c).        Exhibits.

         The following are annexed as Exhibit:


Exhibit
Number                Description

   4(i) Specimen fixed rate Medium-Term Note, Series B Due from Nine Months to Thirty Years from Date of Issue.

   4(ii) Specimen floating rate Medium-Term Note, Series B Due from Nine Months to Thirty Years from Date of Issue.

   4(iii) Specimen single-indexed fixed rate Medium-Term Note, Series B Due from Nine Months to Thirty Years from Date of Issue.

   4(iv) Specimen single-indexed floating rate Medium-Term Note, Series B Due from Nine Months to Thirty Years from Date of Issue.

   8 Opinion of Shearman & Sterling as to certain federal income tax matters with respect to the Medium-Term Notes.



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              UNITED TECHNOLOGIES CORPORATION
                                              (Registrant)



Date: August 28, 1998                         By:  /s/ William H. Trachsel
                                                  ----------------------------




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                                        4

                                INDEX TO EXHIBITS



Exhibit
Number               Description

  4(i) Specimen fixed rate Medium-Term Note, Series B Due from Nine Months to Thirty Years from Date of Issue.

  4(ii) Specimen floating rate Medium-Term Note, Series B Due from Nine Months to Thirty Years from Date of Issue.

  4(iii) Specimen single-indexed fixed rate Medium-Term Note, Series B Due from Nine Months to Thirty Years from Date of Issue.

  4(iv) Specimen single-indexed floating rate Medium-Term Note, Series B Due from Nine Months to Thirty Years from Date of Issue.

  8 Opinion of Shearman & Sterling as to certain federal income tax matters with respect to the Medium-Term Notes.